SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 30, 2003

Inverness Medical Innovations, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable
(Former name or former address, if changed since last report)

Certain matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements about Inverness Medical Innovations, Inc.’s (the “Company”) intended use of the assets of Abbott’s Rapid Diagnostics Product Lines (as defined below) and the expected benefits of the transaction. Actual results may materially differ due to numerous risks and uncertainties, including, without limitation, the operational integration associated with the transaction and other risks generally associated with such transactions; the demand for and the potential market acceptance of the current and future products of the Company, including the Abbott Rapid Diagnostics Product Lines; the intensely competitive environment in the Company’s and the Abbott Rapid Diagnostics Product Lines’ markets which could reduce the Company’s market share or limit its ability to increase market share; the efficacy and the safety of the Company’s products, including the products of the Abbott Rapid Diagnostics Product Lines; the content and timing of submissions to and decisions by regulatory authorities both in the United States and abroad; the ability to manufacture or acquire sufficient quantities of product for development and commercialization activities; the ability of the Company to successfully develop and commercialize new products and technologies; the effect of any operational and financial covenants within the terms of the Company’s borrowings; and the risks and uncertainties described in the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including, without limitation, those risks and uncertainties described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 2003, Inverness Medical Innovations, Inc. acquired from Abbott Laboratories certain assets related to Abbott’s Fact plus® line of consumer diagnostic pregnancy tests and the Abbott TestPack®, Abbott TestPack plus® and Signify® lines of professional rapid diagnostics for various testing needs, including strep throat, pregnancy and drugs of abuse (collectively, the “Abbott Rapid Diagnostics Product Lines”).  The assets also included certain transferred and licensed intellectual property related to the products.  Under the terms of the acquisition, Abbott will provide transitional services, including limited manufacturing, for up to eighteen months.  Except to physician office laboratories currently served by PSS World Medical, Abbott has also agreed to serve for two years as the Company’s U.S. distributor for Signify and, to the extent reintroduced in the U.S., TestPack.  Outside the U.S., Abbott will distribute TestPack and Signify for the Company for up to eighteen months.  The Company will immediately assume worldwide distribution of Fact plus through its existing worldwide consumer diagnostic distribution channels. The Company currently intends to continue to use certain equipment acquired in the transaction to manufacture the Abbott Rapid Diagnostics Product Lines.

In exchange for the Abbott Rapid Diagnostics Product Lines, the Company paid Abbott $55,000,000 in cash and issued 1,550,933 shares of its common stock.  The shares were issued in a private placement, and the Company agreed to register the shares for resale.  The Company financed the cash portion of the purchase price by amending and restating its primary senior credit facilities, as previously amended and restated, to increase the aggregate amount of the senior credit facility by $65 million.

On October 1, 2003, the Company issued a press release announcing the acquisition of the Abbott Rapid Diagnostics Product Lines, a copy of which is attached to this Current Report as Exhibit 99.1.  A copy of the registration rights agreement covering our obligations to register for resale the shares of stock issued to Abbott in connection with the acquisition is attached as Exhibit 99.2.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a)             FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The financial statements of Abbott’s Rapid Diagnostics Product Lines required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but not later than December 15, 2003.

b)            PRO FORMA FINANCIAL INFORMATION

The pro forma financial information required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but not later than December 15, 2003.

c)             EXHIBITS

The following exhibits are filed with this document.

Exhibit Number	Description

+2.1

Asset Purchase Agreement, as of September 30, 2003, by and among Abbott Laboratories and Inverness Medical Innovations, Inc. and Inverness Medical Switzerland GmbH, Morpheus Acquisition Corp. and Morpheus Acquisition LLC.

99.1	Press Release dated October 1, 2003, titled “Inverness Medical Innovations, Inc. Acquires Certain Assets From Abbott Laboratories’ Rapid Diagnostics Business”

99.2	Registration Rights Agreement, as of September 30, 2003, by and among Inverness Medical Innovations, Inc. and Abbott Laboratories

+ The Company agrees to furnish supplementally to the Securities and Exchange Commission (the “Commission”) a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

	BY:	/s/ Jay McNamara
Jay McNamara
Associate General Counsel & Assistant Secretary

Dated: October 8, 2003

EXHIBIT INDEX

Exhibit Number	Description

+2.1

Asset Purchase Agreement, as of September 30, 2003, by and among Abbott Laboratories and Inverness Medical Innovations, Inc. and Inverness Medical Switzerland GmbH, Morpheus Acquisition Corp. and Morpheus Acquisition LLC.

99.1	Press Release dated October 1, 2003, titled “Inverness Medical Innovations, Inc. Acquires Certain Assets From Abbott Laboratories’ Rapid Diagnostics Business”

99.2	Registration Rights Agreement, as of September 30, 2003, by and among Inverness Medical Innovations, Inc. and Abbott Laboratories

+ The Company agrees to furnish supplementally to the Securities and Exchange Commission (the “Commission”) a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.